Exhibit 10.157

Loan No. 0000749
Puente Hills Mall

ENVIRONMENTAL INDEMNITY AGREEMENT
THIS ENVIRONMENTAL INDEMNITY AGREEMENT (the “Agreement”) is made as of the 21st day of June, 2012 by PUENTE HILLS MALL, LLC, a Delaware limited liability company, having an address at c/o Glimcher Properties Limited Partnership, 180 East Broad Street, 21st Floor, Columbus, Ohio 43215 (“Borrower”) and GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, having an address at 180 East Broad Street, 21st Floor, Columbus, Ohio 43215 (“Guarantor”; Borrower and Guarantor hereinafter referred to, individually and/or collectively, as the context may require, together with their respective permitted successors and assigns, as “Indemnitor”) in favor of MIDLAND NATIONAL LIFE INSURANCE COMPANY, an Iowa Corporation, having an address at One Midland Plaza, Sioux Falls, South Dakota 57193 (together with its successors and assigns, “Indemnitee”) and other Indemnified Parties (defined below).
RECITALS:
A.Borrower is the owner of the Property (as defined in the Loan Agreement (defined below)).
B.Indemnitee is prepared to make a loan (the “Loan”) to Borrower in the principal amount of Sixty Million and No/100 Dollars ($60,000,000.00) pursuant to a Loan Agreement of even date herewith between Borrower and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), which Loan shall be evidenced by that certain Promissory Note of even date herewith given by Borrower in favor of Indemnitee (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”) and secured by, among other things, that certain Deed of Trust, Security Agreement and Fixture Filing of even date herewith, given by Borrower to Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Security Instrument”) encumbering the Property.
C.Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.
D.Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.
AGREEMENT:
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:

1.Environmental Representations and Warranties. Except as otherwise disclosed by that certain Phase I environmental report (or Phase II environmental report, if required by Indemnitee) with respect to the Property delivered to Indemnitee by Borrower in connection with the origination of the Loan (hereinafter referred to as the “Environmental Report”) (a) to Indemnitor's knowledge after due inquiry and investigation, there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the Environmental Report; (b) to Indemnitor's knowledge after due inquiry and investigation, there are no past or present Releases (defined below) of Hazardous Substances in, on, under or from the Property which have not been fully remediated in accordance with Environmental Law; (c) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) regarding threat of any Release of Hazardous Substances migrating to the Property; (d) to Indemnitor's knowledge after due inquiry and investigation, there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) Indemnitor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, any other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (f) Indemnitor has truthfully and fully delivered to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Indemnitor and has provided to Indemnitee all information that is contained in files and records of Indemnitor, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property; and (g) to Indemnitor's knowledge after due inquiry and investigation, no part of the Property contains or is subject to the effects of Hazardous Substances, the presence of which could subject the Indemnitee to any liability under Environmental Law.

2.Environmental Covenants. Indemnitor covenants and agrees that: (a) all uses and operations on or of the Property, whether by Indemnitor or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing; (d) Indemnitor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the “Environmental Liens”); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including, but not limited to, providing all relevant information and making knowledgeable persons available for interviews; (f) Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee (including, but not limited to, sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Property; (ii) comply with any Environmental Law; (iii) comply with any directive from any Governmental Authority; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Indemnitor shall not do, or allow any tenant or other user of the Property to do, any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; and (i) Indemnitor shall immediately notify Indemnitee in writing of (i) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property; (ii) any non-compliance with any Environmental Laws related in any way to the Property; (iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to the Property; and (v) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to, a Governmental Authority) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.

3.Indemnified Rights/Cooperation and Access. In the event the Indemnified Parties have reason to believe that an environmental hazard exists on the Property that does not, in the discretion of the Indemnified Parties, endanger any tenants or other occupants of the Property or their guests or the general public or materially and adversely affect the value of the Property, upon reasonable notice from the Indemnitee, Indemnitor shall, at Indemnitor's expense, promptly cause an engineer or consultant satisfactory to the Indemnified Parties to conduct an environmental assessment or audit (the scope of which shall be determined in the discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Indemnitee and promptly deliver to Indemnitee the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to the Indemnified Parties within a reasonable period or if the Indemnified Parties have reason to believe that an environmental hazard exists on the Property that, in the judgment of the Indemnified Parties, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Borrower, the Indemnified Parties and any other Person designated by the Indemnified Parties, including, but not limited to, any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in the discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Indemnitor shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with access to the Property.

4.Indemnification. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following except, in each case, to the extent caused solely by the gross negligence or willful misconduct of any Indemnified Party: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to, any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (i) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing Hazardous Substances; (j) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory relating to Environmental Law or Hazardous Substances, including, but not limited to, damages assessed for private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property arising from the violation of any Environmental Law or release of Hazardous Substances; and (l) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the Loan Agreement or the Security Instrument relating to environmental matters (collectively, the “Indemnified Obligations”).
5.Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of such Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor's consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and reasonable out-of-pocket disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

6.Definitions. Capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement. As used in this Agreement, the following terms shall have the following meanings:
The term “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations or publications adopted or promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations, permits or authorizations and the like, as well as common law, that (a) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with a transfer of title to or interest in the Property; (c) impose conditions or requirements in connection with permits or other authorization for lawful activity; (d) relate to nuisance, trespass or other causes of action related to the Property; or (e) relate to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property. The term “Environmental Law” shall not include the California Environmental Quality Act or statutes, laws, regulations or orders which solely relate to zoning or otherwise regulating the permissible uses of land or permissible structures to be developed thereon.
The term “Hazardous Substances” includes, but is not limited to, any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise), volatile organic compounds, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

The term “Indemnified Parties” includes Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instrument is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan (including, but not limited to, Investors (defined below), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires, or will have held, a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of, or following, a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee's assets and business).
The term “Investors” means collectively, any purchaser, transferee, assignee, servicer, participant or investor of, or in, the Loan or the Securities.
The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.
The term “Losses” includes any actual out-of-pocket losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys' fees, engineers' fees, environmental consultants' fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards except, in each case, to the extent caused by the Indemnified Parties' gross negligence or willful misconduct.
The term “Release” includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.
The term “Remediation” includes, but is not limited to, any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.

7.Unimpaired Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Security Instrument or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (a) any extensions of time for performance required by the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents, (b) any sale or transfer of all or part of the Property, (c) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Security Instrument, or any of the other Loan Documents limiting Indemnitee's recourse to the Property or to any other security for the Note, or limiting Indemnitee's rights to a deficiency judgment against Indemnitor, (d) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Security Instrument or any of the other Loan Documents or herein, (e) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee's voluntary act, or otherwise, (f) the release or substitution in whole or in part of any security for the Note, or (g) Indemnitee's failure to record the Security Instrument or file any UCC financing statements (or Indemnitee's improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.
8.Enforcement. The Indemnified Parties may enforce the obligations of Indemnitor without first resorting to, or exhausting any security or collateral under, or without first having recourse to, the Note, the Loan Agreement, the Security Instrument, or any other Loan Documents or any of the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Debt, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Debt, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement and Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.

9.Survival. The obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument. Notwithstanding the provisions of this Agreement to the contrary, the liabilities and obligations of Indemnitor hereunder shall not apply to the extent that Indemnitor can prove pursuant to a non-appealable judgment by a court of competent jurisdiction that such liabilities and obligations arose solely from Hazardous Substances that: (a) were not present on or a threat to the Property prior to the date that Indemnitee or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale or otherwise and (b) were not the result of any act or negligence of Indemnitor or any of Indemnitor's affiliates, agents or contractors. Additionally, the obligations and liabilities of Indemnitor under this Agreement shall terminate and be of no further force and effect with respect to any unasserted claim when all of the following conditions are satisfied in full: (i) the Loan shall have been paid in full on or prior to the Maturity Date and Indemnitee has not foreclosed or otherwise taken possession of any Property, (ii) there has been no material change, between the date hereof and the date the Loan is paid in full, in any Environmental Law, the effect of which change could make a lender or mortgagee liable in respect to any matter for which the Indemnified Parties are entitled to indemnification pursuant to this Agreement, notwithstanding the fact that the Loan is paid in full, (iii) Indemnitee shall have received, at Indemnitor's expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of Indemnitee, that there exists no matter for which the Indemnified Parties are entitled to indemnification pursuant to this Agreement, and (iv) twenty-four (24) months have passed since date that the Loan has been paid in full.
10.Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within thirty (30) days of such demand therefor, shall bear interest at the lesser of (a) the Default Rate or (b) the Maximum Legal Rate which Indemnitor may by law pay or the Indemnified Parties may charge and collect, from the date payment was due, provided that the foregoing shall be subject to the provisions of Article 4 of the Note.
11.Waivers.
(a) Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor's assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.

(b) EACH OF INDEMNITOR AND THE INDEMNIFIED PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF INDEMNITOR OR ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.
12.Subrogation. Indemnitor shall take any and all reasonable actions, including institution of Legal Action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor's rights now or hereafter in such claims.
13.Indemnitor's Representations and Warranties. Indemnitor represents and warrants that:
(a)if Indemnitor is a corporation, a limited liability company, a statutory trust or partnership, it has the full corporate/ limited liability company/ partnership/ trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite corporate/ limited liability company/ partnership/ trust action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;
(b)if Indemnitor is a corporation, a limited liability company, a statutory trust or partnership, its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership, operating or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;
(c)to the best of Indemnitor's knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, would reasonably result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would reasonably be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;
(d)it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
(e)to the best of Indemnitor's knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and

(f)this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally and to general principals of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
14.No Waiver. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.
15.Notice of Legal Actions. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (a) any notice, advice or other communication from any Governmental Authority or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (b) any Legal Action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 19 hereof.
16.Examination of Books and Records. At reasonable times and upon reasonable notice, the Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitor pertaining to its financial condition or the income, expenses and operation of the Property, at the Property or at the office regularly maintained by Indemnitor where the books and records are located. The Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers.
17.Transfer of Loan. Indemnitee may, at any time, sell, transfer, assign or otherwise dispose of all or any portion of its rights, obligations and interest in the Note, the Loan Agreement, the Security Instrument, this Agreement and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participations therein. Indemnitee may forward to each purchaser, transferee, assignee, servicer or participant (the foregoing entities hereinafter collectively referred to as the “Investor”) and each prospective Investor, all documents and information which Indemnitee now has or may hereafter acquire relating to Indemnitor and the Property, whether furnished by Indemnitor, any guarantor or otherwise, as Indemnitee determines necessary or desirable. Indemnitor and any guarantor agree to cooperate with Indemnitee in connection with any transfer made or Securities created pursuant to this Section, including, without limitation, the delivery of an estoppel certificate and such other documents as may be reasonably requested by Indemnitee. Subject to the terms of any confidentiality provisions imposed upon Lender by the Loan Agreement, Indemnitor shall also furnish, and Indemnitor hereby consents to Indemnitee furnishing to such Investors or such prospective Investors, any and all information concerning the financial condition of the Indemnitor and any and all information concerning the Property and the Leases as may be requested by Indemnitee, any Investor or any prospective Investor in connection with any such sale, transfer or participation interest. Upon any transfer or proposed transfer contemplated above and by Section 9.1 of the Loan Agreement, at Indemnitee's request, Indemnitor shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Indemnitee, such Investor or prospective Investor may reasonably require.
18.Taxes. Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Indemnitor has no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

19.Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a notice to the other parties hereto in the manner provided for in this Section 19):

If to Indemnitee:	Midland National Life Insurance Company
One Midland Plaza
Sioux Falls, South Dakota 57193
Attention: Mortgage Accounting

with a copy to:	Midland National Life Insurance Company
c/o Guggenheim Commercial Real Estate Finance, LLC
3455 Peachtree Road NE, Suite 500
Atlanta, GA 30326
Attn: Eugene Ansley, Jr.

and:	Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: David J. Weinberger, Esq.

If to Indemnitor:	Puente Hills Mall, LLC
c/o Glimcher Properties Limited Partnership
180 East Broad Street, 21st Floor
Columbus, Ohio 43215
Attention: Director of Treasury

and	Puente Hills Mall, LLC
c/o Glimcher Properties Limited Partnership
180 East Broad Street, 21st Floor
Columbus, Ohio 43215
Attention: General Counsel

and	Glimcher Properties Limited Partnership
180 East Broad Street, 21st Floor
Columbus, Ohio 43215
Attention: Director of Treasury

With a copy to:	Frost Brown Todd LLC
One Columbus, Suite 2300
10 West Broad Street
Columbus, OH 43215-3484
Attention: John I. Cadwallader, Esq.
A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day.

20.Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
21.No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the Indemnitee and the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
22.Headings, Etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
23.Number and Gender/Successors and Assigns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.
24.Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.
25.Rights Cumulative. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instrument, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.
26.Inapplicable Provisions. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

27.Governing Law.
(a) MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA (AS PERMITTED BY SECTION 1646.5 OF THE CALIFORNIA CIVIL CODE OR SIMILAR SUCCESSOR PROVISION) APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.
(b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST INDEMNITEE OR INDEMNITOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT INDEMNITEE'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE COUNTY OF LOS ANGELES, CALIFORNIA, AND INDEMNITOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND INDEMNITOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. INDEMNITOR DOES HEREBY DESIGNATE AND APPOINT:
c/o NRAI Corporate Services
2875 Michelle Drive, Suite 100
Irvine, California 92606
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN LOS ANGELES, CALIFORNIA, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO INDEMNITOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON INDEMNITOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF CALIFORNIA. INDEMNITOR (I) SHALL GIVE PROMPT NOTICE TO INDEMNITEE OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN LOS ANGELES, CALIFORNIA (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN LOS ANGELES, CALIFORNIA OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
28.Miscellaneous.
(a) Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and reasonable out-of-pocket disbursements of Indemnitee.
(c) If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.
(d) Guarantor, for itself and not on behalf of Borrower, absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of or deriving from any claim or defense based upon an election of remedies by Lender including any defense based upon an election of remedies by Lender under the provisions of the California Code of Civil Procedure Sections 580a, 580b, 580d, and 726 or any similar law of California or any other jurisdiction. Pursuant to California Civil Code Section 2856:
(i)    Guarantor, for itself and not on behalf of Borrower, waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Indemnitor's rights of subrogation and reimbursement against Borrower by the operation of California Code of Civil Procedure Section 580(d) or otherwise.
(ii)    Guarantor, for itself and not on behalf of Borrower, waives all rights and defenses that Guarantor may have because the Indemnified Obligations are secured by real property. This means, among other things:
(1)    Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower for the Indemnified Obligations; and
(2)    If Lender forecloses on any real property collateral pledged by Borrower for the Indemnified Obligations: (a) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (b) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral pledged by Borrower for the Indemnified Obligations, has destroyed any right Indemnitor may have to collect from Borrower.
(e) This is an unconditional and irrevocable waiver by Guarantor (on behalf of itself and not on behalf of Borrower) of any rights and defenses Indemnitor may have because Borrower's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon California Code of Civil Procedure Sections 580a, 580b, 580d, or 726.

(f) If any of the Indemnified Obligations at any time are secured by a mortgage or deed of trust upon real property, Lender may elect, in its sole discretion, upon a default with respect to the Indemnified Obligations, to foreclose such mortgage or deed or trust judicially or nonjudicially in any manner permitted by law, before or after enforcing the Loan Agreement, the Security Instrument, the Note or the other Loan Documents, without diminishing or affecting the liability of Guarantor hereunder except to the extent the Indemnified Obligations are repaid with the proceeds of such foreclosure. Guarantor understands that (a) by virtue of the operation of California's anti-deficiency law applicable to nonjudicial foreclosures, an election by Lender nonjudicially to foreclose such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties, and (b) absent the waiver given by Indemnitor, such an election would prevent Lender from enforcing the Security Instrument, the Note or the other Loan Documents against Guarantor.
(g) Understanding the foregoing, and understanding that Guarantor, for itself and not on behalf of Borrower, is hereby relinquishing a defense to the enforceability of the Security Instrument, the Note or the other Loan Documents, Guarantor, for itself and not on behalf of Borrower, hereby WAIVES any right to assert against Lender any defense to the enforcement of the Loan Agreement, the Security Instrument, the Note or the other Loan Documents, whether denominated “estoppel” or otherwise, based on or arising from an election by Lender nonjudicially to foreclose any such mortgage or deed of trust. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties. Indemnitor also agrees that the “fair market value” provisions of California Code of Civil Procedure Section 580a shall have no applicability with respect to the determination of Indemnitor's liability under the Loan Agreement, the Security Instrument, the Note or other Loan Documents.
(h) Guarantor, for itself and not on behalf of Borrower, hereby absolutely, unconditionally, knowingly, and expressly waives: (i) any right of subrogation Indemnitor has or may have as against Borrower with respect to the Indemnified Obligations; (ii) any right to proceed against Borrower or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which Guarantor may now or hereafter have as against Borrower with respect to the Indemnified Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of Borrower.
(i) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, GUARANTOR, FOR ITSELF AND NOT ON BEHALF OF BORROWER, HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2814, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726.
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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.
INDEMNITOR:
PUENTE HILLS MALL, LLC, a Delaware limited liability company

By:	PUENTE HILLS MALL REIT, LLC, a Delaware limited liability company, its sole member

By:	OG RETAIL HOLDING CO., LLC, a Delaware limited liability company, its managing member

By:	GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited liability partnership, as administering member

By:	GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner

By:	/s/ Mark E. Yale
Mark E. Yale
Executive Vice President, Chief Financial Officer and Treasurer
GLIMCHER PROPERTIES LIMITED PARTNERSHIP,
a Delaware limited liability partnership

By:	GLIMCHER PROPERTIES CORPORATION, a Delaware corporation, its sole general partner

By:	/s/ Mark E. Yale
Mark E. Yale
Executive Vice President, Chief Financial Officer and Treasurer

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